UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2026

Crinetics Pharmaceuticals, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38583	26-3744114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6055 Lusk Boulevard
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 450-6464
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CRNX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 6, 2026, Crinetics Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, dated as of July 6, 2026 (the “Merger Agreement”), with Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (“Parent”), and Clark Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Merger Agreement.

On September 1, 2026 (the “Closing Date”), pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation in the Merger (the “Surviving Corporation”) and as a wholly owned subsidiary of Parent. The Merger became effective on the Closing Date (the time at which the Merger became effective, the “Effective Time”).

At the Effective Time, each share of common stock of the Company, par value $0.001 per share (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company or any subsidiary of the Company immediately prior to the Effective Time, shares owned by Parent, Merger Sub or any other subsidiary of Parent immediately prior to the Effective Time, and shares held by any person who was entitled to demand, and properly demanded, appraisal in respect of such shares pursuant to applicable law) was canceled and automatically converted into the right to receive $85.00 per share in cash, without interest thereon and subject to applicable withholding taxes (the “Merger Consideration”).

Immediately prior to the Effective Time, all outstanding unvested stock options and unvested restricted stock units of the Company became fully vested. At the Effective Time, each outstanding stock option having a per share exercise price less than the Merger Consideration was canceled and converted into the right to receive an amount in cash equal to the excess of the Merger Consideration over the applicable per share exercise price, less any applicable withholding taxes, and each outstanding restricted stock unit of the Company was canceled and converted into the right to receive an amount in cash equal to the Merger Consideration in respect of each share of Company Common Stock underlying such restricted stock unit, less any applicable withholding taxes. Any stock option having a per share exercise price equal to or greater than the Merger Consideration was canceled for no consideration.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 6, 2026 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, effective immediately prior to the Effective Time, the Company terminated the Crinetics Pharmaceuticals, Inc. 2018 Employee Stock Purchase Plan.

In connection with the consummation of the Merger, effective as of the Effective Time, the Company terminated the Sales Agreement, dated June 21, 2024, by and among the Company, SVB Leerink LLC and Cantor Fitzgerald & Co.

In addition, effective as of the Effective Time, the Company terminated the Crinetics Pharmaceuticals, Inc. 2018 Incentive Award Plan, the Crinetics Pharmaceuticals, Inc. 2015 Stock Incentive Plan and the Crinetics Pharmaceuticals, Inc. 2021 Employment Inducement Incentive Award Plan.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosures set forth in the Introductory Note of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures set forth in the Introductory Note of this Current Report on Form 8-K are incorporated herein by reference.

In connection with the consummation of the Merger, the Company requested that the Nasdaq Stock Market LLC (“Nasdaq”) suspend trading in the Company Common Stock effective prior to the opening of trading on the Closing Date. On the Closing Date, following the Effective Time, the Company notified Nasdaq that the Merger had been consummated and requested that Nasdaq file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist the Company Common Stock from Nasdaq and deregister the Company Common Stock under Section 12(b) of the Exchange Act. Following the effectiveness of the Form 25, the Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 to terminate the registration of the Company Common Stock under Section 12(g) of the Exchange Act and suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosures set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

As a result of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, except as described in the Introductory Note, was converted at the Effective Time into the right to receive the Merger Consideration in accordance with the terms of the Merger Agreement. Accordingly, at the Effective Time, the holders of such shares of Company Common Stock ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration.

Item 5.01	Changes in Control of Registrant.

The disclosures set forth in the Introductory Note and Items 2.01, 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

As a result of the consummation of the Merger, a change in control of the Company occurred and the Company became a wholly owned subsidiary of Parent.

The aggregate consideration paid by Parent in connection with the Merger was approximately $10.0 billion, which was funded using a combination of cash on hand and borrowings under Parent’s term loan credit agreement.

To the knowledge of the Company, there are no arrangements which may at a subsequent date result in a further change in control of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures set forth in the Introductory Note are incorporated herein by reference.

In connection with the consummation of the Merger and as contemplated by the Merger Agreement, as of the Effective Time, each of the directors of the Company,  R. Scott Struthers, Ph.D., Camille L. Bedrosian, M.D., Caren Deardorf, Matthew K. Fust, Weston Nichols, Ph.D., Stephanie S. Okey, M.S., Rogério Vivaldi Coelho, M.D. and Wendell Wierenga, Ph.D., resigned and ceased to be a director of the Company and a member of any committee of the Company’s Board of Directors. These resignations were not a result of any disagreement between the Company and such directors on any matter relating to the Company’s operations, policies or practices.

In connection with the consummation of the Merger and as contemplated by the Merger Agreement, as of the Effective Time, the sole director of Merger Sub immediately prior to the Effective Time became the sole director of the Surviving Corporation. The sole director of Merger Sub immediately prior to the Effective Time was Charles Wagner.

In connection with the consummation of the Merger, as of immediately after the Effective Time, Charles Wagner, Prasanna Thombre and Omar White became the President, Treasurer and Secretary of the Surviving Corporation, respectively. Effective immediately following the Effective Time, all of the incumbent officers of the Company, as of immediately prior to the Effective Time, were removed as officers of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

The disclosures set forth in the Introductory Note are incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, the Company’s certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety to be in the form attached as Exhibit A to the Merger Agreement (the “Fourth Amended and Restated Certificate of Incorporation”).

In addition, pursuant to the terms of the Merger Agreement, as of the Effective Time, the Company’s bylaws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (the “Amended and Restated Bylaws”).

Copies of the Fourth Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits

2.1*
Agreement and Plan of Merger by and among Crinetics Pharmaceuticals, Inc., Vertex Pharmaceuticals Incorporated and Clark Merger Sub, Inc., dated as of July 6, 2026, (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 6, 2026).

3.1	Fourth Amended and Restated Certificate of Incorporation of Crinetics Pharmaceuticals, Inc., dated September 1, 2026.
3.2	Amended and Restated Bylaws of Crinetics Pharmaceuticals, Inc., effective as of September 1, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crinetics Pharmaceuticals, Inc.

Date: September 1, 2026	By:	/s/ Charles Wagner
Name: Charles Wagner Title: President